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                                                                     EXHIBIT 5.1
                            ROGERS & WHITLEY, L.L.P.
                         816 Congress Avenue, Suite 1100
                               Austin, Texas 78701

                                December 21, 2001

Texas Regional Bancshares, Inc.
Kerria Plaza, Suite 301
3700 North 10th Street
McAllen, Texas 78501

RE:  Issuance of up to 800,000 shares of
     Class A Voting Common Stock of
     Texas Regional Bancshares, Inc.

Gentlemen:

        We have acted as counsel for Texas Regional Bancshares, Inc. (the "Corporation"), a Texas corporation, in connection with a proposed registration by the Corporation with the Securities and Exchange Commission on a Form S-8 Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended, of up to 800,000 additional shares of the Class A Voting Common Stock of Texas Regional Bancshares, Inc. (the "Shares"), pursuant to the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) provisions).

        Before rendering this opinion, we have examined such corporate and other documents, and such questions of law, as we have considered necessary and appropriate for the purposes of this opinion, and have relied, as to factual matters, on certificates and other statements of officers of the Corporation and others. Based upon the foregoing, we are of the opinion that, upon issuance of the Shares in accordance with the provisions of the Plan, the Shares, to the extent that they constitute original issuance securities, will have been validly issued and will be fully paid and nonassessable.

        We hereby consent to the use of our name in the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the terms of the Securities Act of 1933, as amended.

                                    Very truly yours,

                                    ROGERS & WHITLEY, L.L.P.



                                    By: /s/ William A. Rogers, Jr.
                                        -------------------------------------
                                            William A. Rogers, Jr., Partner